                                                                    Exhibit 10.3


--------------------------------------------------------------------------------

                             RESTRUCTURING AGREEMENT

                                      AMONG

                              TLL PARTNERS, L.L.C.,

                                GM HOLDINGS, LLC

                                       AND

                         TELETOUCH COMMUNICATIONS, INC.


                            DATED AS OF MAY 17, 2002

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                     Page

ARTICLE 1             DEFINITIONS ..................................................   1
        1.1      Definitions .......................................................   1
        1.2      Other Terms .......................................................   4

ARTICLE 2             DEBT RESTRUCTURING ...........................................   4
        2.1      Advancing Term Note ...............................................   4
        2.2      Agreement of Holdings Regarding the Holdings Note .................   5
        2.3      Agreement of Purchaser Regarding the Purchaser Notes ..............   5
        2.4      Authorization and Delivery of Warrant .............................   5

ARTICLE 3             SECURITIES RESTRUCTURING .....................................   5
        3.1      Distributions with Respect to Series A Preferred ..................   5
        3.2      Grant and Purchase of Option ......................................   6
        3.3      Exchange of Capital Stock .........................................   6
        3.4      No Further Ownership Rights in Purchaser Securities ...............   6
        3.5      Exchange Procedures ...............................................   6
        3.6      Lost Certificate ..................................................   7

ARTICLE 4             REPRESENTATIONS AND WARRANTIES OF HOLDINGS ...................   7
        4.1      Title .............................................................   7
        4.2      Organization and Qualification ....................................   7
        4.3      Power and Authority ...............................................   7
        4.4      Enforceability ....................................................   7
        4.5      No Default or Consents ............................................   7
        4.6      Litigation ........................................................   8
        4.7      Brokers, etc ......................................................   8
        4.8      Bankruptcy ........................................................   8
        4.9      Disposition and Investment Decision ...............................   8

ARTICLE 5             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER ..............   8
        5.1      Title .............................................................   8
        5.2      Organization and Qualification ....................................   8
        5.3      Power and Authority ...............................................   8
        5.4      Enforceability ....................................................   9
        5.5      No Default or Consents ............................................   9
        5.6      Litigation ........................................................   9
        5.7      Brokers, etc ......................................................   9
        5.8      Bankruptcy ........................................................   9
        5.9      Investment ........................................................   9
        5.10     Nature of Purchaser ...............................................   9

ARTICLE 6             REPRESENTATIONS AND WARRANTIES OF THE COMPANY ................  10
        6.1      Organization and Qualification ....................................  10
        6.2      Power and Authority ...............................................  10
        6.3      Enforceability ....................................................  10
        6.4      No Default or Consents ............................................  10

                               TABLE OF CONTENTS
                                  (continued)

                                                                                    Page

        6.5      Brokers, etc ....................................................  10

ARTICLE 7             COVENANTS OF THE PARTIES ...................................  10
        7.1      Mutual Covenants ................................................  11
        7.2      Covenants of Company ............................................  11
        7.3      Covenants of Purchaser and Holdings .............................  14

ARTICLE 8             CLOSING; CONDITIONS TO CLOSING .............................  14
        8.1      Closing .........................................................  14
        8.2      Conditions to this Agreement ....................................  14
        8.3      Mutual Conditions ...............................................  15
        8.4      Conditions to Obligations of Company ............................  16
        8.5      Conditions to Obligations of Purchaser ..........................  16
        8.6      Conditions to Obligations of Holdings ...........................  17

ARTICLE 9             TERMINATION AND AMENDMENT ..................................  17
        9.1      Termination .....................................................  17
        9.2      Amendment .......................................................  18
        9.3      Extension; Waiver ...............................................  18
        9.4      Effect of Termination ...........................................  18

ARTICLE 10            MISCELLANEOUS ..............................................  19
        10.1     Survival of Provisions ..........................................  19
        10.2     No Waiver; Modifications in Writing .............................  19
        10.3     Notices .........................................................  19
        10.4     Execution in Counterparts .......................................  20
        10.5     Binding Effect; Assignment ......................................  20
        10.6     Entire Agreement ................................................  20
        10.7     Public Announcements ............................................  20
        10.8     Governing Law ...................................................  20
        10.9     Further Assurances ..............................................  20
        10.10    Severability of Provisions ......................................  20
        10.11    Headings ........................................................  21
        10.12    Time ............................................................  21

                             RESTRUCTURING AGREEMENT

         This RESTRUCTURING AGREEMENT dated as of May 17, 2002 (the "Agreement"), is by and among TLL Partners, L.L.C., a Delaware limited liability company (the "Purchaser"), GM Holdings, LLC, a Tennessee limited liability company ("Holdings") and Teletouch Communications, Inc., a Delaware corporation (the "Company").

         In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         1.1  Definitions.  As used in this Agreement, and unless the context
              -----------
requires a different meaning:

         "Action" means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority (as defined below), mediator, judge or arbitrator.

         "Advancing Term Loan" has the meaning set forth in Section 2.1.

         "Affiliate" means, when used with respect to any specified Person (as defined below), any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and as to any Person who is an individual, that Person's relatives who are a spouse, parent, child, grandparent or sibling. For the purposes of this definition, "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

         "Amendment" means the Amendment to the Company's Charter (as defined below) in the form attached hereto as Exhibit A.

         "AMEX" means the American Stock Exchange.

         "Applicable Laws" means all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by, any Governmental Authority.

         "Assignment of Interest" means an instrument to be executed and delivered at Closing by Holdings assigning and transferring its interest in the Holdings Securities and in such form as is usual and customary for the type of transactions contemplated by this Agreement.

         "Business Day" means a day that is not a Saturday or Sunday, or any other day on which banking institutions in Dallas, Texas are obligated or permitted by law, regulation or executive order to be closed.

         "CIVC Agreement" means the Option and Securities Purchase Agreement dated as of August 24, 2001, together with the letter agreement relating thereto dated as of May 15, 2002, among Purchaser and the other signatories thereto pursuant to which Purchaser is purchasing the Purchaser Securities and the Purchaser Notes.

         "Certificates" has the meaning set forth in Section 3.5.

         "Charter" means the Company's Certificate of Incorporation filed with the Secretary of State of Delaware on July 19, 1994, as amended from time to time.

         "Closing" has the meaning set forth in Section 8.1.

         "Closing Date" has the meaning set forth in Section 8.1.

         "Co-Sale Agreement" shall mean the Co-Sale Agreement between Purchaser and Holdings dated as of the date hereof in the form attached hereto as Exhibit I.

         "Commission" means the United States Securities and Exchange
Commission.

         "Common Stock" shall mean the common stock, $0.001 par value per share, of the Company.

         "Company" means Teletouch Communications, Inc., a Delaware corporation.

         "Company Stockholder Authorizations" means authorization by the holders of the Common Stock of: (a) the adoption of the Restatement (as defined below);
(b) the approval of the issuance to Holdings of the Warrant (as defined below); and (c) the issuance of the Series C Preferred (as defined below) to Purchaser in exchange for the Purchaser Securities (as defined below) and the Holdings Securities (as defined below), in each case as set forth in this Agreement.

         "Company Stockholders" means the holders of the Company's capital stock.

         "Company Stockholders Meeting" has the meaning set forth in Section 7.2.2.

         "Constituent Documents" has the meaning set forth in Section 10.6.

         "Credit Agreement" means the Second Amended and Restated Credit Agreement by and between the Company and ING Prime Rate Trust, a Massachusetts business trust (formerly known as Pilgrim America Prime Rate Trust) ("Pilgrim"), dated as of the date hereof (including the notes issued thereunder, as in effect on the date of the execution thereof as amended from time to time in accordance with its terms).

         "Governmental Authority" means any federal, native American Indian, state, province, county, city, municipal, tribal or other political subdivision or government, department, commission, board, bureau, court, agency or any other instrumentality of any of them, including, without limitation, the Federal Communications Commission.

         "Holdings" means GM Holdings, LLC, a Tennessee limited liability company.

         "Holdings Note" means the 14% Junior Subordinated Note dated August 3, 1995, as amended and restated, issued by the Company to Holdings and payable in the original principal amount of $1,200,000.

         "Holdings Securities" means the shares of Series A Preferred (as defined below) and Series B Preferred (as defined below) held by Holdings as set forth on Part A of Schedule 1.1 attached hereto.

         "Option" has the meaning set forth in Section 3.2.1.

         "Option Payment" has the meaning set forth in Section 3.2.2.

         "Person" means any individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other legal entity of any kind.

         "Principal Stockholders Agreement" shall mean the Principal Stockholders Agreement among the Purchaser, Holdings and the other signatories thereto, dated of even date herewith, a copy of which is attached hereto as Exhibit C.

         "Purchase Price" has the meaning set forth in Section 3.2.1.

         "Purchaser" has the meaning set forth in the introductory paragraph to this Agreement.

         "Purchaser Notes" shall mean each of the 14% Junior Subordinated Notes dated August 3, 1995, as amended and restated, issued by the Company acquired by Purchaser pursuant to the CIVC Agreement, all as set forth on Part B of Schedule
1.1 attached hereto.

         "Purchaser Securities" means the issued and outstanding shares of Series A Preferred Stock, Series B Preferred and Series B Preferred Stock Warrants acquired by Purchaser pursuant to the CIVC Agreement, all as set forth on Part C of Schedule 1.1 attached hereto.

         "Restatement" shall mean the Company's Restated and Amended Certificate of Incorporation in the form attached hereto as Exhibit D.

         "Rights Agreement" means the Investor Rights Agreement among the Company, Purchaser and Holdings, in the form attached hereto as Exhibit E.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

         "Series A Preferred" shall mean the Series A 14% Cumulative Preferred Stock, $0.001 par value per share, of the Company.

         "Series B Preferred" shall mean the Series B Preferred Stock, $0.001 par value per share, of the Company.

         "Series B Preferred Stock Warrants" shall mean all outstanding warrants to purchase Series B Preferred Stock.

         "Series C Preferred" shall mean the Series C Preferred Stock, $0.001 par value per share, of the Company to be issued in exchange for the Purchaser Securities and the Holdings Securities as contemplated by this Agreement, the voting powers, designations, preferences and relative, participating and other rights of which are set forth in Article IV of the Restatement.

         "State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

         "Stock Powers" shall mean the instruments evidencing the assignment and transfer of any portion of the Holdings Securities in such form as is usual and customary for the transfer of securities.

         "Termination Agreement" means the Termination Agreement among the Company, Purchaser, Holdings and the other parties thereto, in the form attached hereto as Exhibit F.

         "Termination Date" has the meaning set forth in Section 10.1.

         "Warrant" has the meaning set forth in Section 2.4.1.

         1.2  Other Terms. Whenever the context requires, the words used herein
              -----------
shall include the masculine, feminine and the neuter gender, and the singular and plural. All references to sections and articles shall be to sections or articles of this Agreement, except as otherwise specified.

                                   ARTICLE 2
                               DEBT RESTRUCTURING

         2.1  Advancing Term Note. Subject to the terms and conditions of this
              -------------------
Agreement, the Purchaser agrees to make loans to the Company during the period from and including the date of the execution of this Agreement through the fifth anniversary of the date of execution of this Agreement in an aggregate principal amount of Two Million Two Hundred Thousand Dollars ($2,200,000) (the "Advancing Term Loan"). The Advancing Term Loan made by Purchaser shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit G, which shall be subordinate in all respects to the interests of Pilgrim under the Credit Agreement as set forth in the Subordination Agreement between Purchaser and Pilgrim dated of even date herewith.

         2.2  Agreement of Holdings Regarding the Holdings Note. Subject to the
              -------------------------------------------------
terms and conditions of this Agreement, upon execution of this Agreement, Holdings shall deliver or cause to be delivered to the Company the Holdings Note, appropriately marked "cancelled", and the indebtedness thereunder shall be deemed to have been repaid in full and the Company shall be deemed to have been fully, freely and completely released and discharged from any and all of its obligations thereunder whatsoever. Notwithstanding anything herein to the contrary, the cancellation of such indebtedness by Holdings shall be full, final and complete, and Holdings shall have no recourse with respect thereto, on and after the date hereof.

         2.3  Agreement of Purchaser Regarding the Purchaser Notes. Subject to
              ----------------------------------------------------
the terms and conditions of this Agreement, upon execution of this Agreement, Purchaser shall deliver or cause to be delivered to the Company the Purchaser Notes, each appropriately marked "cancelled", and the indebtedness thereunder shall be deemed to have been repaid in full and the Company shall be deemed to have been fully, freely and completely released and discharged from any and all of its obligations thereunder whatsoever. Notwithstanding anything herein to the contrary, the cancellation of such indebtedness by Purchaser shall be full, final and complete, and Purchaser shall have no recourse with respect thereto, on and after the date hereof.

         2.4  Authorization and Delivery of Warrant.
              -------------------------------------

              2.4.1 Subject to the terms and conditions of this Agreement and the receipt of the Company Stockholder Authorizations, the Company shall authorize the issuance and delivery to Holdings or its designated assigns stock purchase warrants to purchase an aggregate of a minimum of 6,000,000 shares of Common Stock, in the form attached hereto as Exhibit H (individually, a "Warrant" and collectively the "Warrants"), in exchange for Holdings' cancellation of the indebtedness represented by the Holdings Note. At the Closing, Seller shall issue to Holdings or its designated assigns such Warrant or Warrants, as the case may be.

              2.4.2 In connection with the foregoing, and as an inducement to, and in further consideration of, Holdings' entering into this Agreement: (a) Purchaser shall enter into the Principal Stockholders Agreement; and (b) Purchaser shall cause each of Rainbow Resources, Inc., Robert M. McMurrey, and
J. Kernan Crotty to enter into the Principal Stockholders Agreement.

              2.4.3 Notwithstanding anything in this Agreement to the contrary, in the event the Company Stockholder Authorizations are not obtained at the Company Stockholders Meeting, under no circumstances shall the Company be obligated to issue the Warrants until such Company Stockholder Authorizations have been obtained.

                                   ARTICLE 3
                            SECURITIES RESTRUCTURING

         3.1  Distributions with Respect to Series A Preferred. Notwithstanding
              ------------------------------------------------
any other provision of this Agreement or any of the terms set forth in the Charter with respect to the Series A Preferred or Series B Preferred, Purchaser, Holdings and the Company agree that no dividends or other distributions shall accrue, be declared or be made with respect to the Series A Preferred or the Series B Preferred from and after the date hereof.

         3.2  Grant and Purchase of Option.
              ----------------------------

             3.2.1 Subject to the terms and conditions hereof, Holdings grants to Purchaser an option to purchase, for the aggregate consideration of $74,000 payable to Holdings (the "Purchase Price"), the Holdings Securities (the "Option"). Unless terminated earlier in accordance with the terms of this Agreement, the Option shall be exercised at the Closing.

             3.2.2   In consideration for the grant of the Option in Section
3.2.1 above, upon execution of this Agreement, Purchaser shall pay Holdings the aggregate sum of $59,000 (the "Option Payment"). Payment of the Option Payment shall be made by wire transfer in same-day funds to the account of Holdings as set forth on Schedule 3.2.2 hereto.

             3.2.3 Subject to the terms and conditions hereof, Purchaser shall exercise the Option by paying (by wire transfer of same-day funds) the Purchase Price to Holdings. The amount of the Option Payment shall be credited to the Purchase Price payable to Holdings and the amount of the wire transfer made on the Closing reduced accordingly.

       3.3   Exchange of Capital Stock.
             -------------------------

             3.3.1 Immediately following the acquisition of the Holdings Securities by Purchaser, at the Closing, the Company shall acquire from Purchaser all of the Purchaser Securities and Holdings Securities in exchange for one million (1,000,000) shares of Series C Preferred, which shall thereupon be fully paid and non-assessable.

             3.3.2 In connection with the foregoing, and as an inducement to, and in further consideration of, Purchaser's entering into this Agreement Holdings shall enter into the Principal Stockholders Agreement.

       3.4   No Further Ownership Rights in Purchaser Securities. All shares of
             ---------------------------------------------------
Series C Preferred issued upon surrender of Certificates (as defined below) by Purchaser in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Purchaser Securities and Holdings Securities represented thereby.

       3.5   Exchange Procedures. Promptly, and in any event within three
             -------------------
business days after the Closing Date, the Company shall deliver to Purchaser:
(a) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates or agreements (collectively, the "Certificates") that immediately prior to the Closing Date represented outstanding Purchaser Securities and Holdings Securities, which were exchanged for shares of Series C Preferred pursuant to Section 3.3, shall pass only upon delivery of the Certificates to the Company and shall be in such form and have such other provisions as Company may reasonably specify); and (b) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Series C Preferred. Upon surrender by Purchaser of the Certificates for cancellation to the Company, together with a duly executed letter of transmittal, the Purchaser shall be entitled to receive from the Company in exchange therefor a certificate representing shares of Series C Preferred which Purchaser has the right to receive.

       3.6   Lost Certificate. If any Certificate shall have been lost, stolen
             ----------------
or destroyed, upon the making of an affidavit of that fact by the Purchaser claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by the Purchaser of a bond, in such reasonable amount as the Company may direct, as indemnity against any claim that may be made with respect to such Certificate, Company will issue in exchange for such lost, stolen or destroyed Certificate the Series C Preferred to be delivered in respect of the Series A Preferred, Series B Preferred and Series B Warrants represented by such Certificates as contemplated by this
Article 3.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF HOLDINGS

             Holdings represents and warrants as follows:

             4.1   Title. Holdings has good and valid title to the Holdings Note
                   -----
and the Holdings Securities held by it, and owns such Holdings Note and Holdings Securities free and clear from all liens, security interests, options, charges, claims, mortgages, deeds of trusts, or other encumbrances of any kind. The Holdings Note and the Holdings Securities constitute all of the interests, rights or ownership of Holdings in any equity or debt securities or debt instruments of the Company other than 405,276 shares of Common Stock.

             4.2   Organization and Qualification. Holdings is duly formed,
                   ------------------------------
validly existing and in good standing under the laws of the state of its formation.

             4.3   Power and Authority. Holdings has all requisite power and
                   -------------------
authority to enter into this Agreement and all other agreements, conveyances, documents, instruments and certificates to be delivered by Holdings pursuant to this Agreement and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and such documents by Holdings have been duly and validly authorized by all necessary action

             4.4   Enforceability. This Agreement and the Constituent Documents
                   --------------
to which Holdings is a party have been duly and validly executed and delivered by Holdings and constitute the legal, valid and binding obligations of Holdings enforceable against Holdings in accordance with their terms, except as enforcement may be limited by laws affecting the rights of creditors generally and legal and equitable limitations on the availability of specific remedies.

             4.5   No Default or Consents. Neither the execution and delivery of
                   ----------------------
this Agreement or any document or instrument executed and delivered in connection therewith, nor the consummation of the transactions contemplated herein will: (a) conflict with or result in a breach, default or violation of or require consent under (i) the organizational documents of Holdings, or (ii) any material contract, lease, instrument or mortgage to which Holdings is a party or by which Holdings is bound; or (b) result in the creation of any lien or security interest upon the Holdings Note or the Holdings Securities, including but not limited to, a right to purchase the Holdings Note or the Holdings Securities. Except for the authorizations and approvals to be obtained as contemplated in this Agreement, the failure of any person not a party hereto to authorize or approve this Agreement will not give any person the right to enjoin, rescind or otherwise prevent or impede the sale of the Holdings Securities to Purchaser in accordance with the terms of this Agreement or to obtain damages from, or any other judicial relief against, Purchaser as a result of the transactions carried out by Holdings in accordance with the provisions of this Agreement.

             4.6   Litigation. There is not now pending or, to the knowledge of
                   ----------
Holdings, threatened, any suit, action, arbitration, demand, investigation or legal, administrative or other governmental proceeding against or affecting Holdings in connection with Holdings' execution and delivery of this Agreement or the consummation by Holdings of the transactions contemplated herein.

             4.7   Brokers, etc. No broker or investment banker acting on behalf
                   ------------
of Holdings or under the authority of Holdings is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from Holdings in connection with any of the transactions contemplated herein.

             4.8   Bankruptcy. There are no bankruptcy, reorganization or
                   ----------
arrangement proceedings pending against, being contemplated by, or to Holdings' knowledge, threatened against Holdings.

             4.9   Disposition and Investment Decision. Holdings represents and
                   -----------------------------------
warrants to Purchaser and the Company that Holdings: (a) is an "accredited investor" within the meaning of Rule 501 under the Securities Act; (b) by reason of its business and financial experience (or that of its owners) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating a decision to forgive the Holdings Note and to sell the Holdings Securities and the consent to the Amendment and Restatement; and
(c) has had available to it such information regarding the Company as it deems appropriate and necessary in order to enter into this Agreement for the sale and transfer of the foregoing, receipt of the Warrant and the execution of this Agreement and the consent to the Amendment and Restatement.

                                   ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

             The Purchaser represents and warrants as follows:

             5.1   Title. Purchaser has good and valid title to the Purchaser
                   -----
Notes and the Purchaser Securities, and owns such Purchaser Notes and Purchaser Securities free and clear from all liens, security interests, options, charges, claims, mortgages, deeds of trusts, or other encumbrances of any kind. Parts B and C of Schedule 1.1 set forth all of the interests, rights or ownership of Purchaser in any equity or debt securities or debt instruments of the Company other than 295,649 shares of Common Stock and warrants to purchase 2,660,840 shares of Common Stock.

             5.2   Organization and Qualification. Purchaser is duly formed,
                   ------------------------------
validly existing and in good standing under the laws of the state of its formation.

             5.3   Power and Authority. Purchaser has all requisite power and
                   -------------------
authority to enter into this Agreement and all other agreements, conveyances, documents, instruments and certificates to be delivered by it pursuant to this Agreement and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and such documents by it have been duly and validly authorized by all necessary action.

             5.4   Enforceability. This Agreement and the Constituent Documents
                   --------------
to which Purchaser is a party have been duly and validly executed and delivered by Purchaser, constitutes the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except as enforcement may be limited by applicable laws affecting the rights of creditors generally and legal and equitable limitations on the availability of specific remedies.

             5.5   No Default or Consents. Neither the execution and delivery of
                   ----------------------
this Agreement or any document or instrument executed and delivered in connection therewith, nor the consummation of the transactions contemplated herein will: (a) conflict with or result in a breach, default or violation of or require consent under (i) the organizational documents of Purchaser, or (ii) any material contract, lease, instrument, mortgage or agreement to which Purchaser is a party or by which it is bound; or (b) result in the creation of any lien or security interest upon the Purchaser Notes or the Purchaser Securities, including but not limited to, a right to purchase the Purchaser Notes or Purchaser Securities. The failure of any person not a party hereto to authorize or approve this Agreement will not give any person the right to enjoin, rescind or otherwise prevent or impede the forgiveness of the Purchaser Notes or the exchange of Purchaser Securities in accordance with the terms of this Agreement or to obtain damages from, or any other judicial relief against, Purchaser as a result of the transactions carried out by Purchaser in accordance with the provisions of this Agreement.

             5.6   Litigation. There is not now pending or, to the knowledge of
                   ----------
Purchaser, threatened, any suit, action, arbitration, demand, investigation or legal, administrative or other governmental proceeding against or affecting Purchaser in connection with Purchaser's execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

             5.7   Brokers, etc. No broker or investment banker acting on behalf
                   ------------
of Purchaser or under the authority of Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from Purchaser in connection with any of the transactions contemplated herein.

             5.8   Bankruptcy. There are no bankruptcy, reorganization or
                   ----------
arrangement proceedings pending against, being contemplated by, or to Purchaser's knowledge, threatened against Purchaser.

             5.9   Investment. The Purchaser understands that the Holdings
                   ----------
Securities have not been registered under the Securities Act and, therefore, cannot be resold unless registered under the Securities Act or unless an exemption from such registration is available. Purchaser represents and warrants to Holdings that the Holdings Securities are being acquired for investment purposes, for its own account and with no intention other than as set forth herein of distributing or reselling the Holdings Securities in violation of federal or State securities laws.

             5.10  Nature of Purchaser. The Purchaser represents and warrants to
                   -------------------
Holdings and the Company that: (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act; (b) by reason of its business and financial experience (or that of its owners) it has such knowledge, sophistication and experience in business and financial matters, so as to be capable of evaluating the merits and risks of the prospective investment in the Holdings Securities and to consent to the Amendment and the Restatement and the exchange of the Purchaser Securities and the Holdings Securities for the Series C Preferred; (c) has had available to it such information regarding the Company as it deems appropriate and necessary in order to enter into this Agreement for the purchase of the Holdings Securities and the execution of this Agreement and the consent to the Amendment and Restatement and the exchange of the Purchaser Securities and the Holdings Securities for the Series C Preferred; and (d) is able to bear the economic risk of such investment.

                                   ARTICLE 6
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

             The Company represents and warrants to Holdings and the Purchaser as follows, which representations and warranties shall and hereby are made again as of Closing, and which shall survive Closing:

             6.1   Organization and Qualification. Company is a corporation,
                   ------------------------------
duly formed, validly existing and in good standing under the laws of the State of Delaware.

             6.2   Power and Authority. Company has all requisite power and
                   -------------------
authority to enter into this Agreement and all other agreements, conveyances, documents, instruments and certificates to be delivered by it pursuant to this Agreement and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and such documents by it have been duly and validly authorized by all necessary action.

             6.3   Enforceability. This Agreement has been duly and validly
                   --------------
executed and delivered by Company, constitutes the legal, valid and binding obligation of Company enforceable against Company in accordance with its terms, except as enforcement may be limited by applicable laws affecting the rights of creditors generally and legal and equitable limitations on the availability of specific remedies.

             6.4   No Default or Consents. Neither the execution and delivery of
                   ----------------------
this Agreement nor the consummation of the transactions contemplated herein will conflict with or result in a breach, default or violation of or require consent under (a) the organizational documents of Company, or (b) any material contract or agreement to which Company is a party or by which it is bound.

             6.5   Brokers, etc. No broker or investment banker acting on behalf
                   ------------
of Company or under the authority of Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from Company in connection with any of the transactions contemplated herein.

                                   ARTICLE 7
                            COVENANTS OF THE PARTIES

             The parties hereto agree as follows with respect to the period from and after the execution of this Agreement.

             7.1   Mutual Covenants.
                   ----------------

                   7.11 General. Company, Purchaser and Holdings shall use, respectively, their best commercial efforts to take all action and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement; including, without limitation, using, respectively, their reasonable commercial efforts to cause the conditions set forth in Article 8 to the other's obligations to be satisfied as soon as reasonably practicable and will not take or fail to take any action that could reasonably be expected to result in non-fulfillment of such condition, and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party hereto shall reasonably request to consummate the transactions contemplated herein.

               7.1.2 Other Governmental Matters. Company, Purchaser and Holdings shall use their best commercial efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and prior approvals of any Governmental Authority and any third parties that it may be required to give, make or obtain.

               7.1.3 Tax-Free Treatment. Company, Purchaser and Holdings shall not knowingly take or fail to take any action that would cause the transactions contemplated by this Agreement not to constitute a tax-free "reorganization" under Section 368(a) of the Code.

               7.1.4 Public Announcements. Unless otherwise required by Applicable Laws or requirements of the National Association of Securities Dealers or AMEX (and in that event only if time does not permit), at all times prior to the earlier of the Closing or termination of this Agreement pursuant to
Article 9, Company, Purchaser and Holdings shall not issue any press release with respect to this Agreement without the consent of the other, whose consent shall not be unreasonably withheld.

               7.1.5 Fees. Each party hereto shall indemnify and hold the others harmless from and against any and all claims, liabilities or obligations with respect to any legal, tax, brokerage, finders or similar fee or commission or expenses incurred in connection with the transactions contemplated by this Agreement, or asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

         7.2   Covenants of Company.
               --------------------

               7.2.1 Certain Actions. During the period from the date of this Agreement to the Closing or the earlier termination of this Agreement pursuant to Article 9, the Company shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby, without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld:

                      (a) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock; (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of the Company); (C) grant any person any right or option to acquire any shares of its capital stock other than pursuant to a currently authorized stock option plan; (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or such securities (except pursuant to the exercise of outstanding convertible securities, warrants, options or rights to purchase Common Stock); or (E) enter into any agreement, understanding or arrangement with respect to the sale or voting of its preferred stock other than pursuant to the provisions of this Agreement;

                      (b) make or propose any changes in its Charter (or other similar organizational documents), each as amended and restated, or other organizational documents, other than the Amendment and the Restatement;

                      (c) merge or consolidate with any other Person or acquire a material amount of assets or capital stock of any other Person;

                      (d) take any action to exempt under or make not subject to any applicable state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any Person (other than between the parties or their subsidiaries) or any action taken thereby, which Person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

                      (e) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing; or

                      (f) agree in writing or otherwise to take any of the foregoing actions.

               7.2.2 Company Stockholders Meeting. The Company shall take all action in accordance with Applicable Laws and the Charter necessary to convene a meeting of Company Stockholders (the "Company Stockholders Meeting") as promptly as practicable to consider and vote, but in any event no later than August 31, 2002 upon the Company Stockholder Authorizations.

               7.2.3 Preparation of Proxy Statement. The Company shall, as soon as is reasonably practicable, but in any event no later than June 14, 2002, prepare and file a proxy statement and all required amendments and supplements with the Commission and shall use all reasonable efforts to respond to comments and to satisfy all conditions precedent to have the proxy statement mailed to the Company Stockholders as promptly as practicable. Company shall use its best commercial efforts to mail at the earliest practicable date to Company Stockholders the proxy statement, which shall include all information required under Applicable Laws to be furnished to Company Stockholders in connection with the transactions contemplated thereby and the Company Stockholder Authorizations. Company shall advise Purchaser promptly after it receives notice of: (i) the satisfaction of all conditions precedent to the proxy statement being mailed to the Company Stockholders; (ii) the issuance of any stop order in respect of the proxy statement; and (iii) the receipt of any correspondence, comments or requests from the Commission in respect of the proxy statement (copies of which it shall furnish to Purchaser). Company shall give Purchaser and its counsel the opportunity to review the proxy statement and all responses to requests for additional information by and replies to comments of the SEC (as defined below) before the definitive proxy statement being filed with or sent to the Securities Exchange Commission ("SEC"). The Company also shall cooperate with Purchaser to, and shall, take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of shares of Series C Preferred pursuant to the terms of this Agreement.

               7.2.4 Notification of Certain Matters. Company shall give prompt notice to Purchaser of and will use all commercially reasonable efforts to cure:
(a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Company representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date; and (b) any material failure of Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 7.2.4 shall not limit or otherwise affect the remedies available hereunder to Purchaser.

               7.2.5  Company Stockholders' Authorization.

                      (a) The Company shall, as promptly as practicable, submit the issuance of Series C Preferred in connection with the transactions contemplated in this Agreement as required by AMEX for the approval of its stockholders at the Company Stockholders' Meeting and shall use its reasonable best efforts to obtain the Company Stockholder Authorizations. The Company shall, through its Board of Directors (subject to the fiduciary duties of the members thereof under Delaware law), recommend to its stockholders approval of Company Stockholder Authorizations.

                      (b) The Company shall, as promptly as practicable, submit the issuance of the Warrant in connection with the transactions contemplated in this Agreement as required by AMEX for the approval of its stockholders at the Company Stockholders' Meeting and shall use its reasonable best efforts to obtain the Company Stockholder Authorizations. The Company shall, through its Board of Directors (subject to the fiduciary duties of the members thereof under Delaware law), recommend to its stockholders approval of the Warrant.

                      (c) The Company shall, as promptly as practicable, submit the Restatement in connection with the transactions contemplated in this Agreement as required by AMEX and Delaware law for the approval of its stockholders at the Company Stockholders' Meeting and shall use its reasonable best efforts to obtain the Company Stockholder Authorizations. The Company shall, through its Board of Directors (subject to the fiduciary duties of the members thereof under Delaware law), recommend to its stockholders approval of the Restatement.

               7.2.6 Amendment to Certificate. On the date hereof, the Company shall file with the Secretary of State of Delaware the Amendment and make all other filings or recordings required by Delaware law in connection therewith, and each of the parties hereto hereby consents to such Amendment, such consent evidenced by their signature hereto.

       7.3     Covenants of Purchaser and Holdings.
               -----------------------------------

               7.3.1 Information for the Preparation of Proxy Statement. Purchaser and Holdings shall promptly furnish Company with all information concerning it as may be required for inclusion in the proxy statement. Purchaser and Holdings shall cooperate with Company in the preparation of the proxy statement in a timely fashion and in Company's efforts to have the proxy statement mailed to Company Stockholders as promptly as practicable. If at any time prior to the Closing Date, any information pertaining to each of Purchaser or Holdings contained in or omitted from the proxy statement makes such statements contained in the proxy statement false or misleading, Purchaser or Holdings, as the case may be, shall promptly so inform Company and provide Company with the information necessary to make statements contained therein not false and misleading.

               7.3.2 Notification of Certain Matters. Purchaser or Holdings, as the case may be, shall give prompt notice to the Company of: (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Purchaser or Holdings, as the case may be, representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date; and (b) any material failure of Purchaser or Holdings to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.3.2 shall not limit or otherwise affect the remedies available hereunder to Company.

                                   ARTICLE 8
                         CLOSING; CONDITIONS TO CLOSING

       8.1     Closing. Unless this Agreement shall have been terminated and the
               -------
transactions herein contemplated shall have been abandoned pursuant to Section 9.1, and subject to satisfaction or, to the extent permitted hereunder, waiver (where applicable) of the conditions set forth in this Article 8, the closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Bracewell & Patterson, L.L.P., South Tower Pennzoil Place, Suite 2900, 711 Louisiana Street, Houston, Texas 77002-2781, at 10:00 a.m., local time, on the third business day following satisfaction of the conditions set forth in Section 8.2 and the satisfaction or waiver (when applicable) of the conditions set forth in Sections 8.3, 8.4 and 8.5, unless another date, time or place is agreed to in writing by the parties hereto, which agreement will not be unreasonably withheld ("Closing Date").

       8.2     Conditions to this Agreement. On or prior to this Agreement, the
               ----------------------------
following conditions were met:

               8.2.1 The Amendment shall have been filed with the Secretary of State of Delaware on the date hereof;

               8.2.2 Each of the parties to the Principal Stockholders Agreement shall have duly executed and delivered to each of the parties hereto counterparts of the Principal Stockholders Agreement effective as of the date hereof;

               8.2.3 Each of the parties to the Termination Agreement shall have duly executed and delivered to each of the parties hereto counterparts of the Termination Agreement effective as of the date hereof;

                                      -14

               8.2.4 Each of the parties to the Rights Agreement shall have duly executed and delivered to each of the parties hereto counterparts of the Rights Agreement effective as of the date hereof;

               8.2.5 The Purchaser shall have advanced to the Company Five Hundred Thousand Dollars ($500,000) under the Advancing Term Loan.

               8.2.6 The Company shall execute and deliver such documents as the Purchaser reasonably deems necessary in connection with the Advancing Term Loan;

               8.2.7 Purchaser and Holdings shall execute and deliver the Co-Sale Agreement.

       8.3     Mutual Conditions. The obligations of Purchaser, Holdings and the
               -----------------
Company to consummate the transactions contemplated by this Agreement shall be subject to fulfillment of the following conditions:

               8.3.1 No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority which prevents the consummation of the transactions contemplated hereby;

               8.3.2 All consents, approvals, permits or authorizations required to be obtained prior to the Closing from any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained, failure to obtain which would reasonably be expected to have a material adverse effect on the Company following the Closing Date;

               8.3.3 The Company Stockholder Authorizations shall have been approved by the Company Stockholders in the manner required by any Applicable Law;

               8.3.4 The AMEX shall not have notified the Company that in its view the consummation of the transactions contemplated hereby would result in violation of its rules, regulations, or listing maintenance criteria; and

               8.3.5 The Restatement shall have been duly filed with the Secretary of State of Delaware on or prior to the Closing Date.

       8.4     Conditions to Obligations of Company. The obligations of Company
               ------------------------------------
to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Company:

               8.4.1 The representations and warranties of each of Holdings and Purchaser set forth in Article 4 and Article 5, respectively, shall be true and correct on the date hereof and the representations and warranties of Purchaser set forth in Article 5 shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except as affected by the transactions contemplated by this Agreement and except for such inaccuracies which have not had a material adverse effect on Purchaser or Holdings, respectively;

           8.4.2 Each of Purchaser and Holdings shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date;

           8.4.3 Purchaser shall have furnished Company with a certificate dated the Closing Date signed on behalf of it by the Chairman, President or any Vice President thereof to the effect that the conditions set forth in Sections 8.3.1 and 8.3.2, respectively, have been satisfied; and

     8.5   Conditions to Obligations of Purchaser. The obligations of Purchaser
           --------------------------------------
to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Purchaser:

           8.5.1 The representations and warranties of Holdings and Company set forth in Article 4 and Article 6, respectively, shall be true and correct on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except as affected by the transactions contemplated by this Agreement and except for such inaccuracies which have not had and would not reasonably be expected to have in the reasonably foreseeable future a material adverse effect on Holdings or the Company, respectively;

           8.5.2 The Company shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date;

           8.5.3 The sale of the Holdings Securities to Purchaser: (i) shall not be prohibited or enjoined (temporarily or permanently) by any Governmental Authority pursuant to any applicable law or governmental regulation nor shall any Action seeking such prohibition or injunction be pending; and (ii) shall not subject Purchaser to any material penalty or, in its reasonable judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation;

           8.5.4 All certificates and instruments representing the Holdings Securities shall have been duly transferred to Purchaser and delivered by Holdings in accordance with the terms of the Assignments of Interest and/or Stock Powers; and

           8.5.5 Holdings shall have executed and delivered applicable Assignments of Interest and/or Stock Powers.

     8.6   Conditions to Obligations of Holdings. The obligations of Holdings to
           -------------------------------------
consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Holdings:

           8.6.1 The representations and warranties of Purchaser and Company set forth in Article 5 and Article 6, respectively, shall be true and correct on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except as affected by the transactions contemplated by this Agreement and except for such inaccuracies which have not had and would not reasonably be expected to have in the reasonably foreseeable future a material adverse effect on Purchaser or the Company, respectively

           8.6.2 Company shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date.

           8.6.3 The sale of the Purchaser Securities and the issuance of the
Warrant: (i) shall not be prohibited or enjoined (temporarily or permanently) by any Governmental Authority pursuant to any applicable law or governmental regulation, nor shall any Action seeking such prohibition or injunction be pending; and (ii) shall not subject Holdings to any material penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation;

           8.6.4 Purchaser shall have paid to Holdings the Purchase Price;

           8.6.5 The Company shall have issued and delivered to Holdings or its designated assigns the Warrant or Warrants as contemplated in this Agreement; and

           8.6.6 The Company shall have delivered to Holdings an opinion of counsel satisfactory to Holdings which shall include, without limitation, an opinion that the Warrant or Warrants have been duly authorized and validly issued and constitute valid and binding obligations of the Company enforceable in accordance with their terms.

                                   ARTICLE 9
                            TERMINATION AND AMENDMENT

     9.1   Termination. This Agreement may be terminated at any time prior to
           -----------
the Closing Date, whether before or after the Company Stockholder Authorizations have been obtained:

           9.1.1 by mutual consent of the parties hereto;

           9.1.2 by any party hereto if any permanent injunction or other order or decree of a court or other competent Governmental Authority preventing the consummation of the the transactions contemplated hereby shall have become final and non-appealable, provided that the party seeking to terminate this Agreement under Section 9.1.2 shall have used its best commercial efforts to remove such injunction, order or decree;

           9.1.3 by any party hereto if the Closing Date shall not have been consummated before September 30, 2002, unless extended by the mutual written agreement of the parties hereto (provided that the right to terminate this Agreement under this Section 9.1.3 shall not be available to any party whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the transactions contemplated hereby to occur on or before such date);

           9.1.4 by any party hereto if at the meeting of Company Stockholders held for such purpose (including any adjournment or postponement thereof) the requisite vote of the Company Stockholders necessary to approve the Company Stockholder Authorizations shall not have been obtained;

           9.1.5 by any party hereto (provided that such terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other parties, which breach is not cured within thirty (30) days following written notice given by the terminating party to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing;

     9.2   Amendment. This Agreement may be amended by the parties hereto at any
           ---------
time before or after adoption of this Agreement by Company Stockholders, but after each such approval or authorization, no amendment shall be made which by law requires further approval or authorization by the Company Stockholders without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.3   Extension; Waiver. At any time prior to the Closing Date, the
           -----------------
parties, by mutual agreement, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of such party;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     9.4   Effect of Termination. If this Agreement is terminated pursuant to
           ---------------------
Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that such termination shall not relieve any party hereto of any liability for any willful breach by that party of its covenants, agreements or other obligations under this Agreement occurring prior to such termination; provided, however, notwithstanding anything to the contrary contained herein, the transactions set forth in Section 2.1, 2.2, 2.3 and 8.2 shall be final and binding on the parties hereto from and after the date hereof.

                                   ARTICLE 10
                                  MISCELLANEOUS

     10.1  Survival of Provisions. The representations and warranties of the
           ----------------------
parties set forth in this Agreement shall survive the Closing Date for a period of four years. Notwithstanding the preceding survival period, no representation or warranty shall expire as to any claim for breach thereof made prior to the expiration of such survival period.

     10.2  No Waiver; Modifications in Writing. No failure or delay on the part
           -----------------------------------
of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are exclusive of any remedies that may be available to such party at law or in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

     10.3  Notices. All notices and demands provided for hereunder shall be in
           -------
writing, and shall be given by telecopy (confirmed by overnight courier), air courier guaranteeing overnight delivery or personal delivery. Notice shall be sent to the following addresses:

           If to the Purchaser:

                             TLL Partners, L.L.C.
                             110 North College, Suite 1111
                             Tyler, Texas  75702
                             Attention: Robert M. McMurrey
                             Telecopier: 903-596-8393

           If to Holdings:

                             GM Holdings, LLC
                             c/o John C. Maggart
                             Aintree Capital
                             201 Fourth Avenue North
                             Nashville, Tennessee 37219
                             Telecopier: 615-782-4111

           If to the Company:

                             Teletouch Communications, Inc.
                             110 North College, Suite 200
                             Tyler, Texas  75702
                             Attention: J. Kernan Crotty
                             Telecopier: 903-596-8393

or to such other address as Purchaser, Holdings or the Company may designate in writing. All such notices and communications and all notices and communications shall be deemed to have been duly given: (a) at the time delivered by hand, if personally delivered; (b) when receipt acknowledged, if telecopied; and (c) on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

     10.4  Execution in Counterparts. This Agreement may be executed in any
           -------------------------
number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     10.5  Binding Effect; Assignment. This Agreement shall be binding upon the
           --------------------------
parties hereto and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and ING Prime Rate Trust, a Massachusetts business trust, and their respective successors and permitted assigns. No party hereto may assign any or all of its rights, privileges and obligations hereunder without the prior written consent of the other parties.

     10.6  Entire Agreement. This Agreement (including the schedules and
           ----------------
exhibits hereto) and the documents delivered pursuant to this Agreement (the "Constituent Documents") constitute the entire agreement and understanding between the parties hereto related to the subject matter hereof and supersede any prior agreement, document or understanding related to the subject matter hereof. Each party to this Agreement agrees that: (a) the other party to this Agreement (including its agents and representatives) has made no representation, warranty, covenant or agreement to or with such party relating to the transactions contemplated hereby, other than those expressly set forth in the Constituent Documents; and (b) such party has not relied upon any representation, warranty, covenant or agreement relating to the transactions contemplated hereby, other than those expressly set forth in the Constituent Documents.

     10.7  Public Announcements. The parties to this Agreement shall consult
           --------------------
with each other regarding any public announcement or statement with respect to this Agreement or the transactions contemplated hereby and no party shall issue any public announcement or other statement with respect to the existence of this Agreement or the transactions contemplated hereby without the prior consent, which shall not be withheld unreasonably, of the other party, unless required by applicable law or regulation or order of a court of competent jurisdiction.

     10.8  Governing Law. THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THIS
           -------------
AGREEMENT WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     10.9  Further Assurances. After the Closing, the Company, Holdings and
           ------------------
Purchaser will execute any documents, instruments or conveyances that may be reasonably necessary to effectuate the transactions contemplated by this Agreement.

     10.10 Severability of Provisions. Any provision of this Agreement which is
           --------------------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

     10.11 Headings. The Article and Section headings used or contained in this
           --------
Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     10.12 Time. Time is of the essence in this Agreement.
           ----

                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

                                                TELETOUCH COMMUNICATIONS,
                                                INC.

                                                /s/ J. Kernan Crotty

                                                -------------------------------
                                                    Name:  J. Kernan Crotty
                                                    Title: President:


                                                TLL PARTNERS, L.L.C.

                                                /s/ Robert M. McMurrey

                                                -------------------------------
                                                    Name:  Robert M. McMurrey
                                                    Title: President


                                                GM HOLDINGS, LLC

                                                /s/ John C. Maggart

                                                -------------------------------
                                                    Name:  John C. Maggart
                                                    Title: Manager

Exhibits to Exhibit 10.3: Restructuring Agreement dated as of May 17, 2002
--------------------------------------------------------------------------

Exhibit A to this document, Certificate of Amendment of Certificate of
---------
Incorporation, is filed as exhibit 2.3 to the Current Report on Form 8-K to which this document is appended.

Exhibit B to this document was deleted prior to execution.
---------

Exhibit C to this document, Principal Stockholders Agreement, is filed as
---------
exhibit 2.6 to the Current Report on Form 8-K to which this document is appended.

Exhibit D to this document, Restated and Amended Certificate of Incorporation,
---------
is filed as exhibit 2.4 to the Current Report on Form 8-K to which this document is appended.

Exhibit E to this document, Rights Agreement, is filed as exhibit 2.5 to the
---------
Current Report on Form 8-K to which this document is appended.

Exhibit F to this document was deleted prior to execution.
---------

Exhibit G to this document, Subordinated Note, is filed as exhibit 4.2 to the
---------
Current Report on Form 8-K to which this document is appended.

Exhibit H to this document, Warrant Agreement, is filed as exhibit 2.2 to the
---------
Current Report on Form 8-K to which this document is appended.

Exhibit I to this document, Co-Sale Agreement, is filed as exhibit 10.12 to the
---------
Current Report on Form 8-K to which this document is appended.